Exhibit 10.3

SUPPLY OF SERVICES AGREEMENT

THIS SUPPLY OF SERVICES AGREEMENT (the “Agreement”) is entered into with effect from February 2, 2009 the “Effective Date”, between Four Rivers BioEnergy, Inc., a Nevada corporation (the “Company”), and The ARM Partnership (“ARM”), of 3rd Floor, 14 South Molton Street, London W1K, a UK Partnership of which Robert Galvin and Martin Thorp are Contractors, whereby ARM agrees to provide certain services (“the Services”) to be provided by Martin Thorp (“the Contractor”) to the Company. The Parties to this Agreement are the Company, ARM and the Contractor.

The Contractor agrees to provide such services and to be bound by this Agreement as if he had entered into it in his own right as a self employed contractor in the event that ARM is no longer able to procure or does not procure the Services for whatever reason and, likewise, the Company agrees that the Agreement shall continue in full force as if it were a contract between the Contractor and the Company in the event of the dissolution of ARM. In such circumstances references to ARM herein shall be construed as references to the Contractor as a self employed contractor.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Definitions and Interpretations

1.1

Definitions

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

“Base Fee” shall have the meaning specified in Section 3.1.

“Board of Directors” shall mean the Board of Directors of the Company.

“Cause” shall have the meaning specified in Section 4.3.

“Company” will also include its subsidiaries, parents and affiliates where it is reasonably logical the use of the word would include such other entities, and include any successor to its business and/or substantially all its assets which executes and delivers the Agreement as provided for in Section 7.4 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

“Confidential Information” shall have the meaning specified in Section 5.1(a).

“Disability” shall mean a physical or mental condition of one of the Contractors that, in the good faith judgment of not less than a majority of the Board of Directors, prevents that individual from being able to perform the services required under this Agreement. If any dispute arises as to whether a Disability has occurred, or whether a Disability has ceased and the Contractor is able to resume duties, then such dispute shall be referred to a licensed physician mutually agreed upon by the Contractor and the Company, which physician will not be any of the Contractor’s regular physicians.  The Contractor shall submit to such examinations and provide information as such physician may request and the determination of such physician as to the Contractor's physical or mental condition shall be binding and conclusive on the parties.  The Company shall pay the cost of any such physician and examination.

“Dispute” shall have the meaning specified in Article VI.

 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Expiration Date” shall have the meaning specified in Section 2.2.

“Notice of Termination” shall mean a notice purporting to terminate this Agreement in accordance with Section 4.1, 4.2 or 4.3.

“Person” shall mean and include an individual, a Partnership, a joint venture, a corporation, a trust and an unincorporated organization.

“Incentive Fee” shall have the meaning specified in Section 3.2.

“Term” shall have the meaning specified in Section 2.2.

“Termination Date” shall mean the termination date specified in a Notice of Termination delivered in accordance with this Agreement.

1.2

Interpretations

(a)

In this Agreement, unless a clear contrary intention appears, (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) reference to any Article or Section, means such Article or Section hereof, (iii) the words “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term, and (iv) where any provision of this Agreement refers to action to be taken by either party, or which such party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such party.

(b)

For the avoidance of doubt this Agreement refers to the provision of certain services to be provided by the Contractor in his capacity as a Contractor of ARM. Martin Thorp, as managing Contractor of ARM, shall be responsible to the Board of Directors, through the Chief Executive Officer of the Company, for the overall service delivery standard of ARM under this Agreement.

(c)

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

(d)

For the avoidance of doubt it is specifically agreed between the Parties that nothing in this agreement shall be construed as inferring any employment rights and obligations between the Company and/or any of its subsidiaries and associates and the Contractor or ARM and, as a result, the Company shall have no obligation or right to make any withholding tax deductions, unless required to do so by law. ARM warrants and represents to The Company that it shall be solely responsible for any income, social security or other taxation liabilities that are payable on the compensation referred to herein. The Company agrees that it or any subsidiary that benefits from the service provided by ARM will pay VAT, if any, that is payable or is subsequently deemed to be payable on invoices raised by ARM, even if such VAT is not initially included in invoices by virtue of the Parties understanding that the service provided are not subject to VAT because they are effectively exported and therefore believes to be zero rated.

ARTICLE II
Services, Compensation etc.

2.1

Service Arrangement

The Company agrees to contract with ARM to provide the Services of the Contractor as further described herein, ARM agrees to procure that the Contractor provides such services and the Contractor agrees to provide such services.

2.2.

Term of Agreement

Unless sooner terminated pursuant to Article IV, the term of this Agreement (the “Term”) shall end on the January 1, 2010 (the “Expiration Date”), being two years after the date that the contractor commenced the provision of services to the company under predecessor agreements, subject to extension as herein provided.  The Term will be automatically extended by an additional 12 months unless one party gives written notice to the other at least 12 months before the then effective Expiration Date indicating that the party does not extend Term of the Agreement.  If the Term is extended, then the Expiration Date will be automatically extended by a corresponding 12 months.  The right not to extend the Term and corresponding Expiration Date is separate from the right to give a Notice of Termination herein.

2.3

Services

(a)

During the Term of the Agreement, the Contractor shall provide such professional and related services as are commensurate with the Office of Chief Financial officer of the Company (ARM shall effectively outsource the Officer of Chief Executive Officer and related functions as part of its service), support with Capital Raisings and Mergers and Acquisitions and/or such other equivalent services as shall be agreed between ARM and the Contractor with the Board of Directors from time to time. In addition ARM shall procure and the Contractor shall agree that the Contractor shall accept appointment as a director and/or officer of the Company and its subsidiaries, as shall be agreed from time to time with the Company, and, as such, the Contractor shall have the responsibilities and authorities designated to him by the bylaws of the Company, if stated therein, and the Board of Directors.

(b)

During the Term of the Agreement, the Contractor shall (i) report to the Board of Directors and (ii) observe and comply with all lawful policies, directions and instructions of the Board of Directors and the Company that are consistent with the provisions of this paragraph 2.3.

(c)

During the Term of the Agreement, the Contractor shall (i) devote his business time, attention, skill and efforts to the faithful and efficient performance of the provision of the Services as is reasonably required, subject always to a maximum average time commitment by each Contractor of 4 days a week for 45 weeks in any one year (the “Time Commitment”), to be extended if required, subject to the Contractor’s availability, in accordance with the provisions of sub-clause (d) below.

(d)

The Contractor shall maintain outline records of time spent in accordance with this Agreement for the purposes of compliance with (c) above, which shall show those days when the Contractor sets aside time to be available for discharging his responsibly under this Agreement and his activity by broad type. These records may be requested and reviewed by the Chief Executive Officer from time to time who on occasion request that further information is included on a prospective basis, subject to such requests being reasonable and not onerous. In the event that the Contractor consistently spends more time in discharging his responsibilities than the agreed Time Commitment or believes that he will do so for a particular reason, the Board of Directors may, at their sole discretion, make a further time based payment to ARM for the additional time committed by the Contractor, on either a permanent or temporary (for example project based) basis. Such further payments may be applied for, in writing to the Board of Directors, by and at the discretion of the Contractor and the Chief Executive Officer of the Company at any time.

(e)

The Company acknowledges that ARM has several other clients and that the Contractor has other commitments which he needs to attend to. ARM and the Contractor agree as follows: (i) that its obligations to provide service to the Company shall take priority to other commitments, subject always to the constraints imposed by the Time Commitment and (ii) to not accept any other client that may create a conflict with services to be provided to the Company and (iii) to take reasonable steps to resign its role in relation to any client that may come into conflict with the Company and (iv) to accept the decision of the Board of Directors of the Company as to whether a conflict situation exists and to draw any client situation to the attention of the Board of Directors if ARM believes that a conflict does or may arise

(f)

During the currency of this Agreement, the Contractor and ARM shall not knowingly prejudice, in any material respect, the reputation of the Company in the fields of business in which it is engaged or with the investment community or the public at large.

(g)

If elected or appointed thereto, and only for the duration of such elected term or appointment, the Contractor shall, as an integral part of and to facilitate the provision of the Services referred to herein, serve as a director and/or officer of the Company and any of its subsidiaries and/or in one or more executive positions of any of such subsidiaries, provided that the Contractor is indemnified for serving in any and all such capacities on a basis consistent with that provided by the Company to other directors and executive officers of the Company or similarly situated executive officers of any such subsidiaries.

(h)

ARM and the Contractor represent that there are no restrictions imposed upon it or them by any covenants or agreements arising out of any prior engagement which materially affect its or their ability to provide the services set forth in this Agreement. ARM agrees to indemnify and hold the Company harmless for any judgment and related costs, including attorney’s fees, which may be entered against the Company as a result of a breach of any such covenants or violation of any such restrictions, and agrees that any such breach or violation shall qualify for “Cause” termination pursuant to Section 4.3 below.

ARTICLE III
Fees and Expenses

3.1

Base Fee

(a)

For services rendered by ARM under this Agreement, the Company shall pay to ARM a base monthly fee of $22,500 to be paid at the end of each month in US dollars to a bank account nominated by ARM and maintained in its name. The amount is exclusive of any VAT that is or may be payable.

(b)

ARM is based in offices at 14 South Molton Street London W1, which it leases. The Company agrees to contribute towards the running cost of this office because of the material commitment made by ARM to the Company and, in return ARM agrees to allow the Company to use its office as a mailing and meeting address for the Company to use in London subject always to prior agreement with ARM, not to unreasonably withheld. For this facility the Company agrees to pay ARM the sum of £1,750 per month throughout the Term, which amount shall be included within the base fee so long as ARM maintains the said office. VAT shall be added to this amount if required by legislation.

(c)

The Contractor shall be granted such stock warrants as the Company shall for time to time agree to grant as further consideration for the Services and to provide incentive.

3.2

Incentive Fee

During the Term, the Parties may agree from time to time to modify this Agreement so as to engage ARM to provide services over and above those set out in this Agreement and/or to provide incentive to ARM to add exceptional value by virtue of its corporate finance / M&A know-how and expertise and / or network.

3.3

Period of Absence

The Company accepts that the Contractor may from time to time take vacation from his full time client commitments at ARM, including to the Company (Period of Absence). During such periods ARM shall ensure that adequate base coverage is provided by ARM so as not to prejudice the quality of the overall service. On no account shall the Contractor take a Period of Absence other than in accordance with the following: (a) it shall be within the overall average annual Time Commitment calculation; (b) it shall only exceed 5 consecutive business days with the prior agreement of the Chief Executive Officer of the Company, which shall not be unreasonably denied.

3.4

Expense Reimbursement

The Company shall reimburse ARM for all reasonable travel and other business expenses incurred by its Contractors in the performance of the Services. Such expenses shall be submitted monthly in arrears and ARM shall retain and make available for inspection all supporting vouchers for the duration of the Agreement. Expense reimbursements shall be made in line with the principles set out in the Companies policies that apply to its employees as modified by agreement from time to time made in writing between the Parties.

ARTICLE IV
Termination

4.1

Termination by ARM

ARM may, at any time prior to the Expiration Date, terminate the provision of the Agreement for any reason by delivering a Notice of Termination to the Board of Directors.  The Notice of Termination shall be effective not less than 90 days after the date of the notice and state the effective Termination Date and if none is specified then the Termination Date will be the 90th day after the date of the Notice of Termination.  The Termination Date under this provision may be beyond the Expiration Date.

4.2

Termination by the Company

The Board of Directors may, at any time six months after the date of this Agreement and prior to the Expiration Date, terminate the Agreement for any reason by delivering a Notice of Termination to ARM and the Contractor.  The Notice of Termination by the Company shall be effective not less than 90 days after the date of the notice and state the effective Termination Date and if none is specified then the Termination Date will be the 90th day after the date of the Notice of Termination.  The Termination Date under this provision may be beyond the Expiration Date.

4.3

Termination for Cause

The Company may terminate the Agreement for “Cause” upon the giving of a Notice of Termination to ARM and the Contractor, subject to the terms of this sub-part, which shall be effective immediately.  The Notice of Termination for Cause shall state the basis for the notice.  The Company shall have “Cause” to terminate the Agreement during the Term of this Agreement, if the Contractor’s actions result in:

(a)

Failure to materially provide the Services to a reasonable standard after written notice and reasonable opportunity for cure, all as reasonably determined by the Board of Directors upon a vote of a majority of its members, such vote not including any ARM Partner.  Any such notice will allow for a minimum of one (1) month for the Contractor and/or ARM to cure such failure from the date of such notice.  Any determination of whether the Contractor has failed to materially perform his duties shall not be based on performance or the financial condition of the Company or the ability of ARM or the Contractor to effectuate such Company performance or financial condition.

(b)

Conviction of the Contractor of a felony or any crime involving embezzlement or theft during the Term or any embezzlement or theft from the Company whether or not the subject of a conviction; or

(c)

Serious willful misconduct by the Contractor, including fraud willful dishonesty or the substantial breach of any fiduciary duty owed to the Company.

4.4

Resignations

In the event of a termination of this Agreement the Contractor shall immediately resign any office or directorship in the Company or any of its Subsidiaries of Associates which he holds by virtue of this Agreement or otherwise this contract is to be replaced with a similar contract under circumstances where at its sole discretion the Board of Directors shall determine that the Contractor should continue to serve in any office or directorship.

4.5

Payment in the event of Termination.

(a)

After the termination of the Agreement for any reason by the Company, including the inability of ARM to provide services due to disability of the Contractor, but other than for Cause, the Company shall pay to ARM the aggregate of (i) any unpaid Base Fee earned by that Contractor hereunder prior to the Termination Date and any unreimbursed expenses, plus an amount equal to the equivalent of the daily per diem rate inherent in the base fee multiplied by the number of excess days spent prior to the Termination Date over the number of days in the current annual period spent in excess of the Time Commitment apportioned on a straight line time basis, AND (ii) an amount, which is to be regarded as compensation for early termination, equal to the Base Fee which would otherwise have been due from the Termination Date to the then Expiration Date of the then Term, if the Expiration Date is after the Termination Date.

(b)

Upon termination of the Agreement by the Company for Cause the Company shall pay ARM the unpaid Base Fee earned through the Termination Date and unreimbursed, actual expenses incurred by Executive in furtherance of the Company’s business, subject to any rights of set off for damages to the Company as it asserts.  Except as provided in this agreement or by law, upon termination for Cause, the Company shall have no further financial obligation to Executive.

(c)

Upon termination of the Agreement by ARM (and for this purpose the death of the Contractor shall be regarded as Termination by ARM with Notice given from the date of the Contractor’s death) the Company shall pay ARM any unpaid Base Fee earned hereunder prior to the Termination Date and any unreimbursed expenses, plus an amount equal to the equivalent of the daily per diem rate inherent in the base fee multiplied by the number of excess days spent prior to the Termination Date over the number of days in the current annual period spent in excess of the Time Commitment apportioned on a straight line time basis.

ARTICLE V
Confidential Information and Non-Competition

5.1

Confidential Information

(a)

ARM and the Contractor recognize that the services to be performed hereunder are special, unique, and extraordinary and that, by reason of the Agreement, the Contractor and ARM may acquire Confidential Information concerning the operation of the Company, the use or disclosure of which would cause the Company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate.  Accordingly, the Contractor  and ARM agree with the Company that they will not (directly or indirectly) at any time, whether during or after the Term, (i) knowingly use for an improper personal benefit any Confidential Information that the Contractor may learn or has learned by reason of the Agreement with the Company or (ii) disclose any such Confidential Information to any Person except (A) in the performance of ARM’s obligations to the Company hereunder, (B) as required by applicable law, (C) in connection with the enforcement of ARM’s rights under this Agreement, (D) in connection with any disagreement, dispute or litigation (pending or threatened) between the Contractor or ARM and the Company or (E) with the prior written consent of the Board of Directors.  As used herein, “Confidential Information” includes information with respect to the operation and performance of the Company, its investments, portfolio companies, products, services, facilities, product methods, research and development, trade secrets and other intellectual property, systems, patents and patent applications, procedures, manuals, confidential reports, product price lists, customer lists, financial information, business plans, prospects or opportunities (including, as applicable, all of the foregoing information regarding the Company's past, current and prospective portfolio companies); provided, however, that such term, shall not include any information that (x) is or becomes generally known or available other than as a result of a disclosure by the Contractor or (y) is or becomes known or available to the Contractor on a nonconfidential basis from a source (other than the Company) that, to the Contractor's knowledge, is not prohibited from disclosing such information to the Contractor by a legal, contractual, fiduciary or other obligation to the Company.

(b)

The Contractor and ARM each confirm that all Confidential Information is the exclusive property of the Company.  All business records, papers and documents kept or made by the Contractor or ARM during the Term relating to the business of the Company shall be and remain the property of the Company at all times.  Upon the request of the Company at any time, the Contractor and ARM shall promptly deliver to the Company, and shall retain no copies of, any written materials, records and documents made or coming into the Contractor’s or ARM’s possession during the Term concerning the business or affairs of the Company other than personal materials, records and documents (including notes and correspondence) of the Contractor not containing proprietary information relating to such business or affairs.  Notwithstanding the foregoing, the Contractor and ARM shall be permitted to retain copies of, or have access to, all such materials, records and documents relating to any disagreement, dispute or litigation (pending or threatened) between them and the Company.

5.2

Non-Competition

(a)

Within the Term of the Agreement and for a period of one year thereafter (such period being the “Restricted Period”), the Contractor and ARM shall not, unless the Contractor and ARM receives the prior written consent of the Board of Directors, own a material interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, Contractor, stockholder, consultant or otherwise, any Person that competes with the Company in owning, operating or managing a bioethanol or biodiesel plant, or any other business actively being pursued by or developed by the Company during the Term.

(b)

The Contractor and ARM have carefully read and considered the provisions of this Section 5.2 and, having done so, agrees that the restrictions set forth in this Section 5.2 (including the Restricted Period, scope of activity to be restrained and the geographical scope) are fair and reasonable and are reasonably required for the protection of the interests of the Company, its officers, directors, employees, creditors and shareholders.  The Contractors understand that the restrictions contained in this Section 5.2 may limit their and ARM’s ability to engage in a business similar to the Company's business, but acknowledges that ARM will receive sufficiently high remuneration from the Company hereunder to justify such restrictions.

(c)

During the Restricted Period, the Contractor and ARM shall not, whether for their own account or for the account of any other Person (excluding the Company), intentionally (i) solicit, endeavor to entice or induce any employee or contractor of the Company to terminate the Executive's employment or contractors contract with the Company or accept employment with anyone else or (ii) interfere in a similar manner with the business of the Company including its contracting parties, customers or clients, suppliers, creditors and financiers.

(d)

In the event that any provision of this Section 5.2 relating to the Restricted Period or the areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, the Restricted Period or areas of restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period and/or areas.

5.3

Injunctive Relief

ARM and the Contractor acknowledge that a breach of any of the covenants contained in this Article V may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach, any payments remaining under the terms of this Agreement shall cease and the Company shall be entitled to obtain a temporary restraining order or a preliminary or permanent injunction restraining the Contractor and ARM from engaging in activities prohibited by this Article V or such other relief as may be required to specifically enforce any of the covenants contained in this Article V.  ARM agrees to and hereby does submit to in personal jurisdiction before each and every such court for that purpose.

ARTICLE VI
Dispute Resolution

6.1

Disputes

In the event a dispute shall arise between the parties as to whether the provisions of this Agreement have been complied with (a “Dispute”), the parties agree to resolve such Dispute in accordance with the following procedure:

(a)

A meeting shall be held promptly between the parties, attended (in the case of the Company) by one or more individuals with decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.

(b)

If, within 10 days after such meeting, the parties have not succeeded in negotiating a resolution of the Dispute, the parties agree to submit the Dispute to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association except that Disputes with regard to the existence of a Disability shall be resolved in accordance with the definition of the term “Disability” above.

(c)

The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the American Arbitration Association if they have been unable to agree upon such appointment within 10 days following the 10-day period referred to in clause (b) above.

(d)

Upon appointment of the mediator, the parties agree to participate in good faith in the mediation and negotiations relating thereto for 15 days.

(e)

If the parties are not successful in resolving the Dispute through mediation within such 15-day period, the parties agree that the Dispute shall be settled by arbitration in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association.

(f)

The fees and expenses of the mediator/arbitrators shall be borne solely by the non-prevailing party or, in the event there is no clear prevailing party, as the mediator/arbitrators deem appropriate.

(g)

Except as provided above, each party shall pay its own costs and expenses (including, without limitation, attorneys' fees) relating to any mediation/arbitration proceeding conducted under this Article VI.

(h)

All mediation/arbitration conferences and hearings will be held in the greater New York City area.

(i)

In the event there is any disputed question of law involved in any arbitration proceeding, such as the proper legal interpretation of any provision of this Agreement, the arbitrators shall make separate and distinct findings of all facts material to the disputed question of law to be decided and, on the basis of the facts so found, express their conclusion of the question of law.  The facts so found shall be conclusive and binding on the parties, but any legal conclusion reached by the arbitrators from such facts may be submitted by either party to a court of law for final determination by initiation of a civil action in the manner provided by law.  Such action, to be valid, must be commenced within 20 days after receipt of the arbitrators' decision.  If no such civil action is commenced within such 20-day period, the legal conclusion reached by the arbitrators shall be conclusive and binding on the parties.  Any such civil action shall be submitted, heard and determined solely on the basis of the facts found by the arbitrators.  Neither of the parties shall, or shall be entitled to, submit any additional or different facts for consideration by the court.  In the event any civil action is commenced under this paragraph (i), the party who prevails or substantially prevails (as determined by the court) in such civil action shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred by the prevailing party in connection with such action and on appeal.

(j)

Except as limited by paragraph (i) above, the parties agree that judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction.  In the event legal proceedings are commenced to enforce the rights awarded in an arbitration proceeding, the party who prevails or substantially prevails in such legal proceeding shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred by the prevailing party in connection with such legal proceeding and on appeal.

(k)

Except as provided above, (i) no legal action may be brought by either party with respect to any Dispute and (ii) all Disputes shall be determined only in accordance with the procedures set forth above.

ARTICLE VII
Miscellaneous

7.1

Assignability

The obligations of ARM hereunder are personal to the Contractor and may not be assigned or delegated by ARM or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer.  The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder as provided in Section 4, provided always that it will continue to be liable for the obligations of the assignee in the event of default by the assignee.

7.2

Notices

All notices and all other communications provided for in the Agreement shall be in writing and addressed (i) if to the Company, addressed at its principal office address or such other address as it may have designated by written notice to the Executive for purposes hereof, directed to the attention of the CEO with a copy to the Secretary of the Company and (ii) if to ARM or its Contractors, at ARM’s principal office location of 14 South Molton Street, London W1K for the attention of its Managing Partner, or to such other address as ARM may have designated to the Company in writing for purposes hereof.  Each such notice or other communication shall be deemed to have been duly given when delivered to the receiving party by recognized international courier company such as Federal Express to the address referred to above where such delivery requires signature as proof of delivery by the receiving party.

7.3

Severability

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

7.4

Successors: Binding Agreement

(a)

The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably acceptable to ARM, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement.

(b)

This Agreement and all rights of ARM and/or the Contractor hereunder shall inure to the benefit of and be enforceable by ARM and by the Contractor’s personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees.  If the Contractor should die while any amounts would be payable to ARM hereunder if the Contractor had continued to live, all such amounts, unless otherwise provided herein, shall be paid, in an amount calculated in accordance with the terms of this Agreement, to the Contractor’s devisee, legatee, or other designee (as notified to ARM and the Company) or, if there be no such designee, to the Executive's estate. For the avoidance of doubt the Company and ARM agrees that such payments will be made in this manner.

7.5

Amendments and Waivers

No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by ARM and the Company.  No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

7.6

Entire Agreement, Termination of Other Agreements

This Agreement is an integration of the parties' agreement and no agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement. This Agreement supersedes any and all previous agreements, oral or otherwise, express or implied, with respect to the subject matter hereof between the parties.

7.7

Governing Law

THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS.

7.8

Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

FOUR RIVERS BIOENERGY, Inc.

BY:_______________________________

Name: Gary Hudson

Title: Chief Executive Officer

THE CONTRACTOR

______________________________________

Martin Thorp

THE ARM PARTNERSHIP

______________________________________

Martin Thorp (Managing Partner)

______________________________________

Robert Galvin (Partner)